EXHIBIT 16.1

RBSM LLP
CERTIFIED PUBLIC ACCOUNTANTS
NEW YORK, NEW YORK

July 18, 2011

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Vanity Events Holding, Inc.’s (the “Company”) Current Report on Form 8-K dated July 14, 2011, and are in agreement with the statements relating only to RBSM LLP contained therein. We have no basis to agree or disagree with other statements of the Company contained therein.

Sincerely yours,

/s/ RBSM LLP